As filed with the Securities and Exchange Commission on April 27, 2012

Registration No. 333-166275

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment

No. 4

to

FORM S-1

Registration Statement

Under

The Securities Act of 1933

iTrackr Systems, Inc.
(Exact name of Registrant as specified in its charter)

Florida	2340	05-0597678
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

1191 E. Newport Center Drive, Suite PH-D
Deerfield Beach, FL 33442
 (888) 505-9796
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jacobo Melcer
Interim Chairman
iTrackr Systems, Inc.
1191 E. Newport Center Drive, Suite PH-D Deerfield Beach, FL 33442

(888) 505-9796
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joel D. Mayersohn
350 East Las Olas Boulevard,
Suite 1150
Fort Lauderdale, FL 33301
(954) 462-4150
(954) 462-4260 (Facsimile)

Approximate date of commencement of proposed sale to the public:

From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

EXPLANATORY NOTE

      This post-effective amendment no. 4 is being filed solely to include the consent of our auditors at Exhibit 23 and should be read in conjunction with the Company's POS AM No. 3 filed with the Securities and Exchange Commission on April 19, 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield Beach, Florida on the 27th  day of April, 2012.

iTrackr Systems, Inc.

By:	/s/ Jacobo Melcer
Jacobo Melcer
Interim Chief Executive Officer

By:	/s/ Justin Frere
Justin Frere
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jacobo Melcer	Interim Chairman and Interim Chief Executive Officer	April 27, 2012
Jacobo Melcer

/s/ Justin Frere	Chief Financial Officer and	April 27, 2012
Justin Frere	Principal Accounting Officer

/s/ Michael Uhl	Director	April 27, 2012
Michael Uhl

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Restated Articles of Incorporation of iTrackr Systems, Inc.*

3.2	By-laws of iTrackr Systems, Inc.*

4	Form of Share Certificate*

5	Legal opinion of Roetzel and Andress, LPA.*

10.1	Agreement and Plan of Merger. Previously filed as Exhibit 2.1 with Form 8-K on December 16, 2009, Commission File No. 000-21810; incorporated herein by reference.

10.2
Form of 2010 Employment Agreement entered into with John Rizzo (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).*

10.3
Form of 2010 Employment Agreement entered into with Ramesh Anand (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.4	Form of 2007 Long-Term Equity Incentive Plan (incorporated by reference from Exhibit 10.7 to the current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2010).

10.5	Saveology Contract. Previously filed in the Company’s S-1/A on August 17, 2010, incorporated herein by reference.

10.6	Bluewater note pursuant to Item 601(b)(10)(i) and (ii)(A) of Regulation S-K. Previously filed in the Company’s S-1/A on August 17, 2010, incorporated herein by reference.

10.7	Respond Q, LLC Contract.*

12.8
Membership Interest Purchase Agreement between iTrackr Systems, Inc., Idamia, LLC and Iselsa II dated July 12, 2011. Previously filed as exhibit 10.1 in the Company’s Report on Form 8-K filed July 15, 2011 and incorporated herein by reference.

14	Code of Ethics. Previously filed as Exhibit 14.1 with Form 10-K, on March 31, 2008, incorporated herein by reference.

19.1	Pro Forma Financial Statements as a result of the RespondQ, LLC Purchase. Previously filed as exhibit 99.2 in the Company’s Report on Form 8-K filed July 15, 2011 and incorporated herein by reference.

21	iTrackr Systems, Inc. subsidiary - iTrackr, Inc.*

23	Consent of Auditors

23.2	Legal Consent*

* Previously filed as an exhibit to this Registration Statement.